Exhibit 5.1

200 South Orange Avenue, Suite 2600 | Orlando, FL 32801 | T 407.425.8500 | F 407.244.5288

Holland & Knight LLP | www.hklaw.com

June 5, 2024

Clene Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Re:         Clene Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement (the “Registration Statement”) on Form S-8 filed today by Clene Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), 30,000,000 shares (the “Shares”) of the authorized common stock, par value $0.0001 per share, of the Company being offered to certain employees, executive officers and directors of the Company and certain non-employee agents, consultants, advisors and independent contractors of the Company pursuant to the Clene Inc. Amended 2020 Stock Plan (as amended, the “Plan”).

In rendering the opinion set forth below, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of: (i) the Registration Statement; (ii) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended and currently in effect; (iii) the Bylaws of the Company, as currently in effect; (iv) the Plan; (v) certain resolutions of the Board of Directors of the Company in connection with the Registration Statement and the Plan; and (vi) certain minutes of the 2024 Annual Meeting of Stockholders of the Company. We also examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

In such examination, we have assumed: (i) the authenticity and completeness of all documents submitted to us as originals and the genuineness of all signatures (whether manual, electronic or otherwise) and to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the documents; (ii) the conformity to the authentic originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents; and (v) that each certificate or copy of a public record furnished by public officials is authentic, accurate and complete.

Clene Inc.

June 5, 2024

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that subsequent to the Registration Statement becoming effective under the Act, the Shares, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued and fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are limited to matters governed by the federal securities laws of the United States and the General Corporation Law of the State of Delaware (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Delaware), and we do not express any opinion herein concerning any other laws.

(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors, stakeholders, or classes or groups of creditors or stakeholders generally .

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act of 1933, as amended, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP